Exhibit 4.6

STOCKHOLDERS AGREEMENT

dated as of

January 6, 2006

among

MCLEODUSA INCORPORATED
and
THE HOLDERS OF COMMON STOCK
LISTED ON SCHEDULE I

TABLE OF CONTENTS

PAGE

Article 1
DEFINITIONS

Section 1.01. Definitions	1
Section 1.02. Other Definitional and Interpretative Provisions	5

Article 2
RESTRICTIONS ON TRANSFER

Section 2.01. General Restrictions On Transfer	5
Section 2.02. Permitted Transfers	6
Section 2.03. No Transfers to a Competitor	6
Section 2.04. Legends	7

Article 3
TAG-ALONG RIGHTS; DRAG-ALONG RIGHTS

Section 3.01. Tag-Along Rights.	8
Section 3.02. Drag-along Rights	10
Section 3.03. Additional Conditions to Tag-Along Sales and Drag-Along Sales	12

Article 4

CERTAIN COVENANTS AND AGREEMENTS

Section 4.01. Confidentiality	13
Section 4.02. Reports	14
Section 4.03. Provision of Information to Prospective Transferee of Common Shares	15
Section 4.04. Charter or Bylaw Provisions	15
Section 4.05. Conflicting Agreements	16

Article 5
MISCELLANEOUS

Section 5.01. Termination	16
Section 5.02. Survival	16
Section 5.03. Binding Effect; Assignability; Benefit	16
Section 5.04. Notices	17
Section 5.05. Waiver; Amendment	17

PAGE

Section 5.06. Fees and Expenses	18
Section 5.07. Governing Law	18
Section 5.08. Jurisdiction	18
Section 5.09. WAIVER OF JURY TRIAL	18
Section 5.10. Specific Enforcement	18
Section 5.11. Effectiveness	19
Section 5.12. Entire Agreement	19
Section 5.13. Severability	19

Exhibit A Tag-Along Notice
Exhibit B Tag-Along Response Notice
Exhibit C Drag-Along Sale Notice
Exhibit D Joinder Agreement

ii

STOCKHOLDERS AGREEMENT

AGREEMENT dated as of January 6, 2006 among (i) McLeodUSA Incorporated, a Delaware corporation (the “Company”), and (ii) the holders of Common Stock listed on Schedule I hereto and any other Person that acquires any Common Stock from any such holders, directly or indirectly, and executes and delivers to the Company a joinder agreement in the form attached hereto as Exhibit D at any time after the date hereof (collectively, the “Stockholders”).

W I T N E S S E T H :

WHEREAS, on October 28, 2005 (the “Petition Date”), the Company and certain of its Subsidiaries filed with the United States Bankruptcy Court for the Northern District of Illinois (i) voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code and (ii) a Joint Prepackaged Plan of Reorganization (the “Plan”);

WHEREAS, pursuant to the Plan, the Company has been authorized and directed to enter into this Agreement, and each Holder of an Allowed Class 5 Claim (as such terms are defined in the Plan) and the Company are bound, and are deemed to be bound, by this Agreement and entitled to the benefit of and the right to enforce this Agreement.

WHEREAS, pursuant to the Plan, each Holder of an Allowed Class 5 Claim (as such terms are defined in the Plan) must execute this Agreement prior to receiving its pro rata distribution of Common Stock (as defined below).

WHEREAS, each Stockholder is on the date hereof the holder of the number of shares of Common Stock as is set forth on Schedule I attached hereto.

NOW, THEREFORE, in accordance with the Plan and in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.01. Definitions. The following terms, as used herein, have the following meanings:

“Acting in Concert” means acting pursuant to an agreement, arrangement or understanding, in each case whether formal or informal, for the purpose of acquiring, holding, voting or disposing of Common Stock.

“Affiliate” shall have the meaning ascribed to the term “Affiliated person” in Section 2(a)(3) of the Investment Company Act of 1940, as amended, and shall include any fund or account sharing a common Investment Adviser. The term “Affiliated” shall have the correlative meaning.

“Beneficial Owner” shall be determined pursuant to Rules 13d-3 and 13d-5 under the Exchange Act, and “Beneficial Ownership” shall mean any of the rights of a Beneficial Owner.

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

“control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting shares, by contract, or otherwise.

“Common Shares” means shares of Common Stock.

“Common Stock” means the common stock, par value $0.01 per share, of the Company issued pursuant to the Plan and any stock into which such Common Stock may hereafter be converted or changed (including by way of recapitalization, merger, consolidation, other reorganization or otherwise).

“Competitor” means, at the time a Transfer is contemplated, (i) any provider of telecommunications services to third parties, which provider serves customers in (x) any state in which the Company or any of its Affiliates then serves customers, (y) any state that is contiguous to any state referred to in clause (x) or (z) Canada, or (ii) any Person if the primary business of such Person or of such Person and its Affiliates is the provision of telecommunications services to third parties.

“Competitor Affiliate” means, with respect to any Competitor, any other Person directly or indirectly controlling, controlled by or under common control with such Competitor other than:

(i) any such Person which constitutes a commercial bank, savings and loan association, savings bank, insurance company, lease financing company, commercial finance company or mutual fund (or any subsidiary of any such entity to which troubled credits are transferred) if (x) such Person controls such Competitor, (y) such Person is not itself controlled by or under common control with any Competitor not controlled by such Person and (z) such Person and its Affiliates, taken together, are not engaged in, as a principal line of business, the business of acquiring debt or equity of financially distressed companies;

(ii) any Person listed on Schedule II attached hereto and any Investment Adviser of such Person; or

(iii) any investment fund or separate account that is managed or advised by (x) the same Investment Adviser as any holder or Beneficial Owner of Common Stock as of the Effective Date or (y) an Affiliate of such Investment Adviser.

For purposes of this definition, (1) an Investment Adviser to an investment fund, and any Person who directly or indirectly controls, is controlled by or under common control with such Investment Adviser, shall be deemed to be directly or indirectly controlling, controlled by or under common control with such investment fund, and (2) a Person shall not be considered to be in control of another Person if the first Person and its Affiliates (A) Beneficially Own less than 15% of the voting securities of the second Person, (B) do not possess, directly or indirectly, the power to direct or cause the direction of the management and policies of the second Person, whether by contract or otherwise, and (C) are not deemed to be in control of the second Person by virtue of clause (1) of this sentence.

“Effective Date” means the Effective Date of and as defined in the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

“Investment Adviser” shall have the meaning ascribed to such term in Section 2(a)(20) of the Investment Company Act of 1940, as amended.

“Person” means an individual, corporation, limited liability company, partnership, fund, account, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Public Company” means (i) the Company has become subject to the reporting requirements of the Exchange Act, (ii) a registration statement has become effective for all of the Common Stock and (iii) the Common Stock has been listed on a national exchange or approved for quotation on the Nasdaq National Market.

“Public Offering” means a firmly underwritten public offering of Common Shares pursuant to an effective registration statement under the Securities Act (other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form), if such offering results in the

Common Stock being listed and traded on a national exchange or approved for quotation and traded on the Nasdaq National Market.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the Effective Date, among the Company and the holders of Common Stock listed on Schedule I thereto.

“Related Transactions” means transactions executed pursuant to a common agreement, arrangement or understanding, in each case whether formal or informal.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” means a shelf registration statement that complies with the provisions of Rule 415 under the Securities Act.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Tag-Along Portion” means, for any Tagging Person, that number of securities equal to the product of (i) the aggregate number of Common Shares owned by the Tagging Person immediately prior to the applicable Tag-Along Sale and (ii) a fraction the numerator of which is the maximum number of Common Shares proposed by the Tag-Along Seller to be Transferred in such Tag-Along Sale and the denominator of which is the aggregate number of Common Shares owned by all Stockholders at such time.

“Third Party” means a prospective Transferee of Common Shares in an arm’s-length transaction from one or more Stockholders, other than an Affiliate of any such Stockholders.

“Transfer” means, with respect to any Common Shares, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Common Shares or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such Common Shares or any participation or interest therein or any agreement or commitment to do any of the foregoing. The terms “Transferee”, Transferor”, “Transferred”, and other forms of the word “Transfer” shall have the correlative meanings.

“Twenty Percent Holder” means (i) any Person or group of Affiliated Persons who, as a Holder of an Allowed Class 5 Claim (as such terms are defined in the Plan), became entitled to Beneficially Own not less than 20% of the Common Stock immediately after giving effect to consummation of the Plan on the Effective Date; provided, however, that Twenty Percent Holder shall exclude any Person or group of Affiliated Persons who did not hold all or substantially all of such Class 5 Claim on the Petition Date, (ii) Fidelity Management & Research Co. and its Affiliates and (iii) Wayzata Investment Partners LLC and its Affiliates.

Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE 2.
RESTRICTIONS ON TRANSFER

Section 2.01. General Restrictions On Transfer. (a) Each Stockholder agrees that it shall not Transfer any Common Shares (or solicit any offers in respect of any Transfer of any Common Shares), except in compliance with or pursuant to an exemption from the requirements of the Securities Act and any other applicable securities or “blue sky” laws, and the terms and conditions of this Agreement.

(b)      Any attempt to Transfer any Common Shares prior to the Termination Date (as defined below) not in compliance with this Agreement shall be null and void, and the Company shall not, and shall cause any transfer agent not to, give any effect in the Company’s stock records to such attempted Transfer.

Section 2.02. Permitted Transfers. Subject to Sections 2.03, 3.01 and 3.02, any Stockholder may at any time Transfer any or all of its Common Shares without the consent of the Board or any other Stockholder or group of Stockholders so long as (a) prior to the consummation thereof, the proposed Transferee delivers to the Company, in form and substance reasonably acceptable to the Company, (i) if the proposed Transferee is not already party to this Agreement, an agreement to be bound by the terms of this Agreement in the form of Exhibit A hereto, (ii) if the proposed Transferee is not a Competitor or Competitor Affiliate, a written representation from the proposed Transferee to that effect, (iii) if the proposed Transferee is a Competitor or Competitor Affiliate, a written representation that the proposed Transfer does not violate Section 2.03, together with such documentation as may be reasonably requested by the Company to verify the accuracy of such certification and (iv) if no Tag-Along Notice (as defined below) has been delivered in accordance with Section 3.01 with respect to such proposed Transfer, (A) a written certification by the proposed Transferor confirming that the proposed Transfer would not constitute a Tag-Along Sale (as defined below) and (B) a written certification by the proposed Transferee confirming that the Transferee(s), together with its Affiliates and Persons with whom they are Acting in Concert, would not, after giving effect to such Transfer, Beneficially Own at least 30% of the outstanding Common Shares, provided, that this Section 2.02(a) shall not apply to Transfers solely among Persons listed on Schedule II hereto that have a common Investment Adviser as of the Petition Date and (b) the Transfer to such Transferee is in compliance with the Securities Act and any other applicable securities or “blue sky” laws. If requested by the Company in its reasonable judgment, an opinion of counsel, in form and substance reasonably acceptable to the Company, for such Transferor shall be supplied to the Company at such Transferor’s expense to the effect that such Transfer is being made pursuant to an exemption from the registration requirements under the Securities Act and in compliance with any other applicable securities or “blue sky” laws. Upon becoming a party to this Agreement, the permitted Transferee of a Stockholder shall be substituted for, and shall enjoy the same rights and be subject to the same obligations as, the Transferor hereunder with respect to the Common Shares Transferred pursuant to such Transfer.

Section 2.03. No Transfers to a Competitor. Notwithstanding anything in this Agreement to the contrary, no Stockholder may Transfer any Common Shares to a Competitor or a Competitor Affiliate if, after such Transfer, such Competitor or Competitor Affiliate, together with the Affiliates of such Competitor Affiliates, would Beneficially Own at least 20% of the outstanding Common Shares unless (i) such Transfer is approved by the Board and the Stockholders holding at least two-thirds of the then outstanding Common Shares or (ii) (x) the Competitor or

Competitor Affiliate and its Affiliates will be, after such Transfer, the Beneficial Owners of a majority of the outstanding Common Shares after such Transfer and (y) the Competitor or Competitor Affiliate, as the case may be, has offered to purchase all of the then outstanding Common Shares on the same terms and conditions offered to such Stockholder and purchases, simultaneously with such Transfer, all such Common Shares that are tendered to it at or prior to the time of such Transfer. For the avoidance of doubt, any Stockholder that initially declines the offer described in clause (ii) of the preceding sentence may nevertheless tender outstanding Common Shares at the time of such Transfer and such Common Shares will be purchased by the Competitor or Competitor Affiliate, as the case may be, on the same terms and conditions and simultaneously with such Transfer.

Section 2.04. Legends. Each certificate evidencing Common Stock subject to the terms hereof and each certificate issued in exchange for or upon the Transfer of any such Common Stock shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER OBLIGATIONS (INCLUDING THE OBLIGATION TO SELL SUCH SECURITIES UPON AN APPROVED SALE) SET FORTH IN THE STOCKHOLDERS AGREEMENT, DATED AS OF JANUARY 6, 2006, AS THE SAME MAY BE AMENDED OR MODIFIED FROM TIME TO TIME, AMONG THE ISSUER OF THESE SECURITIES (THE “COMPANY”) AND ITS STOCKHOLDERS, AND IN THE CERTIFICATE OF INCORPORATION OF THE COMPANY. ANY PURPORTED TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE THAT FAILS TO COMPLY WITH SUCH RESTRICTIONS AND OBLIGATIONS SHALL BE VOID AND OF NO EFFECT. A COPY OF SUCH STOCKHOLDERS AGREEMENT AND CERTIFICATE OF INCORPORATION SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

Upon the Termination Date, the holder of any certificate representing Common Stock and bearing such legend shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing the legend set forth above.

ARTICLE 3
TAG-ALONG RIGHTS; DRAG-ALONG RIGHTS

Section 3.01. Tag-Along Rights. (a) Subject to Section 3.03, if any Stockholder or Stockholders (the “Tag-Along Seller”) propose to Transfer Beneficial Ownership of Common Shares (A) representing at least 30% of the then outstanding Common Shares in a single transaction or in a series of Related Transactions to a Transferee or group of Affiliated Transferees and/or to Transferees who are Acting in Concert (excluding, in each case, Transferees who are Affiliates of the Tag-Along Seller) (a “Block Tag-Along Sale”) or (B) to a Transferee or group of Affiliated Transferees or Transferees Acting in Concert (excluding Transferees who are Affiliates of the Tag-Along Seller), who, together with any Affiliates thereof and any Persons with whom such Transferee(s) or Affiliates thereof is/are Acting in Concert, would, after giving effect to such Transfer, Beneficially Own at least 30% of the outstanding Common Shares (a “Threshold Tag-Along Sale” and together with the Block Tag-Along Sale, each a “Tag-Along Sale”),

(i)    not less than 10 Business Days prior to the expected date of consummation of such Transfer, the Tag-Along Seller shall provide each other Stockholder written notice, in the form of Exhibit A hereto, of the terms and conditions of such proposed Transfer (“Tag-Along Notice”) and each other Stockholder shall be offered the opportunity to participate in such Transfer in accordance with Sections 3.01 and 3.03, and

(ii)   each other Stockholder may elect, at its option, to participate in the proposed Transfer in accordance with this Section 3.01 and Section 3.03 (each such electing other Stockholder, a “Tagging Person”).

The Tag-Along Notice shall identify the number of Common Shares proposed by the Tag-Along Seller to be Transferred in such Tag-Along Sale (“Tag-Along Offer”), the consideration for which the Transfer is proposed to be made, and all other material terms and conditions of the Tag-Along Offer, including the form of the proposed agreement, if any, and a firm offer by the proposed Transferee to purchase Common Shares from the Stockholders in accordance with this Section 3.01 and Section 3.03.

From the date of its receipt of the Tag-Along Notice, each Tagging Person shall have the right (a “Tag-Along Right”), exercisable by written notice in the form of Exhibit B hereto (“Tag-Along Response Notice”) given to the Tag-Along Seller within 10 Business Days after its receipt of the Tag-Along Notice (the “Tag-Along Notice Period”), to request that the Tag-Along Seller include in such Tag-Along Sale any portion or all of such Tagging Person’s Tag-Along Portion, and the Tag-Along Seller shall include the number of Common Shares proposed by the Tag-Along Seller to be Transferred as set forth in the Tag-Along

Notice (reduced to the extent necessary, so that each Tagging Person shall be able to include its Tag-Along Portion) and such additional Common Shares as permitted by Section 3.01(d). Each Tag-Along Response Notice shall include instructions for payment or delivery of the purchase price for the Common Shares to be Transferred in such Tag-Along Sale. Each Tagging Person that exercises its Tag-Along Rights hereunder shall deliver to the Tag-Along Seller, with its Tag-Along Response Notice, the certificates representing the Common Shares of such Tagging Person to be included in the Tag-Along Sale, together with a limited power-of-attorney authorizing the Tag-Along Seller to Transfer such Common Shares on the terms set forth in the Tag-Along Notice or, if such delivery is not permitted by applicable law, an unconditional agreement to deliver such Common Shares pursuant to this Section 3.01(a) at the closing for such Tag-Along Sale against delivery to such Tagging Person of the consideration therefor. Delivery of the Tag-Along Response Notice with such certificate or certificates and limited power-of-attorney shall constitute an irrevocable acceptance of the Tag-Along Offer by such Tagging Person, subject to the provisions of this Section 3.01 and Section 3.03.

If, at the end of a 105-day period after such delivery of such Tag-Along Notice (which 105-day period shall be extended if any of the transactions contemplated by the Tag-Along Offer are subject to regulatory approval until the expiration of five Business Days after all such approvals have been received, but in no event later than 120 days following delivery of the Tag-Along Notice by the Tag-Along Seller), the Tag-Along Seller has not completed the Transfer of all Common Shares proposed to be Transferred by the Tag-Along Seller and all Tagging Persons on substantially the same terms and conditions set forth in the Tag-Along Notice, the Tag-Along Seller shall (i) return to each Tagging Person the limited power-of-attorney and all certificates representing the Common Shares that such Tagging Person delivered for Transfer pursuant to this Section 3.01(a) and any other documents in the possession of the Tag-Along Seller executed by the Tagging Persons in connection with the proposed Tag-Along Sale, and (ii) not conduct any Transfer of Common Shares without again complying with this Agreement.

(b)      Concurrently with the consummation of the Tag-Along Sale, the Tag-Along Seller shall (i) notify the Tagging Persons thereof, (ii) remit to the Tagging Persons the total consideration for the Common Shares of the Tagging Persons Transferred pursuant thereto (net of any fees and expenses as provided in Section 3.03), with the cash portion of the purchase price paid by wire transfer of immediately available funds in accordance with the wire transfer instructions in the applicable Tag-Along Response Notices and (iii) promptly after the consummation of such Tag-Along Sale, furnish to each Tagging Person a certification that the Tag-Along Sale was consummated for the same consideration and under the same material terms and conditions as were set forth in the Tag-Along Notice, or if such Tag-Along Sale was consummated for different consideration than that set forth in the Tag-Along Notice (as permitted by Section 3.01(e)), a certification setting forth such consideration.

(c)       If at the termination of the Tag-Along Notice Period any Stockholder shall not have elected to participate in the Tag-Along Sale, such Stockholder shall be deemed to have waived its rights under Section 3.01(a) with respect to the Transfer of its Common Shares pursuant to such Tag-Along Sale.

(d)      If (i) any Stockholder declines to exercise its Tag-Along Rights or (ii) any Tagging Person elects to exercise its Tag-Along Rights with respect to less than such Tagging Person’s Tag-Along Portion, each Tag-Along Seller and Tagging Person shall be entitled to Transfer, pursuant to the Tag-Along Offer, a pro rata share of the number of Common Shares constituting, as the case may be, the Tag-Along Portion of such Tagging Person or the portion of such Tagging Person’s Tag-Along Portion with respect to which Tag-Along Rights were not exercised.

(e)       The Tag-Along Seller shall Transfer, on behalf of itself and each Tagging Person, the Common Shares subject to the Tag-Along Offer and elected to be Transferred on substantially the same terms and conditions set forth in the Tag-Along Notice within 105 days (or such longer period as extended under Section 3.01(a)) of delivery of the Tag-Along Notice, provided that the price payable in any such Transfer may exceed the price specified in the Tag-Along Notice by up to 10%; provided, further, that the Tag-Along Seller shall not be required to provide any indemnity, representations, warranties or otherwise assume any obligations with respect to the Common Shares of any Tagging Person.

(f)       Notwithstanding anything contained in this Section 3.01, there shall be no liability on the part of the Tag-Along Seller to the Tagging Persons (other than the obligation to return any certificates evidencing Common Shares and limited powers-of-attorney received by the Tag-Along Seller) if the Transfer of Common Shares pursuant to Section 3.01 is not consummated for whatever reason. Whether to effect a Transfer of Common Shares pursuant to this Section 3.01 by the Tag-Along Seller is in the sole and absolute discretion of the Tag-Along Seller.

Section 3.02. Drag-along Rights. (a)  Subject to Section 3.03, if (i) any Stockholder or Stockholders (the “Drag-Along Seller”) propose to Transfer a number of Common Shares owned by the Drag-Along Seller in a single transaction or in a series of Related Transactions (a “Drag-Along Sale”) to a Third Party other than a Twenty Percent Holder (a “Drag-Along Transferee”) in a bona fide sale, (ii) after such Transfer, such Drag-Along Transferee would Beneficially Own at least 50% of the outstanding Common Shares, (iii) a resolution has been duly passed by the Board approving the Drag-Along Sale as being fair to all Stockholders and (iv) the Drag-Along Sale has been approved by

Stockholders holding at least two-thirds of the then outstanding Common Shares, the Drag-Along Seller may at its option (A) sell all of the Common Shares owned by the Drag-Along Seller and (B) require all Stockholders other than the Drag-Along Seller (the “Drag-Along Stockholders”) to Transfer all of the Common Shares owned by each Drag-Along Stockholder for the same consideration per Common Share and otherwise on the same terms and conditions as the Drag-Along Seller in such Drag-Along Sale.

The Drag-Along Seller shall provide written notice, in the form of Exhibit C hereto, of such Drag-Along Sale to the Drag-Along Stockholders (a “Drag-Along Sale Notice”) not later than 10 Business Days prior to the proposed Drag-Along Sale. The Drag-Along Sale Notice shall identify the Transferee, the consideration for which a Transfer is proposed to be made (the “Drag-Along Sale Price”) and all other material terms and conditions of the Drag-Along Sale. Each Drag-Along Stockholder shall be required to participate in the Drag-Along Sale on the terms and conditions set forth in the Drag-Along Sale Notice and to tender all its Common Shares as set forth in this Section 3.02. The price payable in such Transfer shall be the Drag-Along Sale Price. Not later than 15 Business Days after the date of the Drag-Along Sale Notice (the “Drag-Along Sale Notice Period”), each of the Drag-Along Stockholders shall deliver to a representative of the Drag-Along Seller designated in the Drag-Along Sale Notice the certificates representing the Common Shares of such Drag-Along Stockholder to be included in the Drag-Along Sale, together with a limited power-of-attorney authorizing the Drag-Along Seller or its representative to Transfer such Common Shares on the terms set forth in the Drag-Along Notice and wire transfer or other instructions for payment or delivery of the consideration to be received in such Drag-Along Sale, or, if such delivery is not permitted by applicable law, an unconditional agreement to deliver such Common Shares pursuant to this Section 3.02(a) at the closing for such Drag-Along Sale against delivery to such Drag-Along Stockholder of the consideration thereto. If a Drag-Along Stockholder should fail to deliver such certificates to the Drag-Along Seller, the Company (subject to reversal under Section 3.02(b)) shall cause the books and records of the Company to show that such Common Shares are bound by the provisions of this Section 3.02(a), and that such Common Shares shall be Transferred to the Drag-Along Transferee immediately upon surrender for Transfer by the holder thereof.

(b)      The Drag-Along Seller shall have a period of 105 days from the date of delivery of the Drag-Along Sale Notice to consummate the Drag-Along Sale on the terms and conditions set forth in such Drag-Along Sale Notice, provided that, if such Drag-Along Sale is subject to regulatory approval, such 105-day period shall be extended until the expiration of five Business Days after all such approvals have been received, but in no event later than 120 days following the date of delivery of the Drag-Along Sale Notice. If the Drag-Along Sale shall not have been consummated during such period, the Drag-Along Seller shall return to each of the Drag-Along Stockholders the limited power-of-attorney and all certificates representing Common Shares that such Drag-Along Stockholders delivered for Transfer pursuant hereto, together with any other documents in the possession of the Drag-Along Seller executed by the Drag-Along Stockholders in connection with such proposed Transfer, and all the restrictions on Transfer contained in this Agreement or otherwise applicable at such time with respect to such Common Shares owned by the Drag-Along Stockholders shall again be in effect.

(c)       Concurrently with the consummation of the Transfer of Common Shares pursuant to this Section 3.02, the Drag-Along Seller shall (i) notify the Drag-Along Stockholders thereof, (ii) remit to each of the Drag-Along Stockholders that have surrendered their certificates the total consideration for the Common Shares Transferred pursuant thereto (subject to Section 3.03(b)(ii)), with the cash portion of the purchase price to be paid by wire transfer of immediately available funds in accordance with such Drag-Along Stockholder’s wire transfer instructions, and (iii) promptly after completion of such Transfer, furnish such other evidence of the completion and the date of completion of such Transfer and the terms thereof as may be reasonably requested by such Drag-Along Stockholders.

(d)      Notwithstanding anything contained in this Section 3.02, there shall be no liability on the part of the Drag-Along Seller to any Drag-Along Stockholders (other than the obligation to return the limited power-of-attorney and the certificates and other applicable instruments representing Common Shares received by the Drag-Along Seller) if the Transfer of Common Shares pursuant to this Section 3.02 is not consummated for whatever reason, regardless of whether the Drag-Along Seller has delivered a Drag-Along Sale Notice. Whether to effect a Transfer of Common Shares pursuant to this Section 3.02 by the Drag-Along Seller is in the sole and absolute discretion of the Drag-Along Seller.

Section 3.03. Additional Conditions to Tag-Along Sales and Drag-Along Sales. Notwithstanding anything contained in Section 3.01 or Section 3.02, the rights and obligations of (i) the Tagging Persons to participate in a Tag-Along Sale under Section 3.01 and (ii) the Drag-Along Stockholders to participate in a Drag-Along Sale under Section 3.02 are subject to the following conditions:

(a)       upon the consummation of such Tag-Along Sale or Drag-Along Sale, all of the Stockholders participating therein will receive, in connection with such Tag-Along Sale or Drag-Along Sale, the same form and amount of consideration per Common Share, or, if any Stockholders are given an option as to the form and amount of consideration to be received, all Stockholders participating therein will be given the same option;

(b)      the fees and expenses incurred by any Stockholder in connection with any Tag-Along Sale or Drag-Along Sale shall be paid by such Stockholder, except the Tag-Along Seller or Drag-Along Seller shall retain one counsel for all

Stockholders participating in such Tag-Along Sale or Drag-Along Sale (which counsel shall be selected by such Tag-Along Seller or Drag-Along Seller) and the fees and expenses of such counsel shall be paid as follows (to the extent not otherwise paid by the Company or another Person):  (i) all such fees and expenses incurred in connection with any unconsummated Tag-Along Sale or Drag-Along Sale shall be paid by the Tag-Along Seller or Drag-Along Seller, as the case may be, and (ii) all such fees and expenses incurred in connection with any consummated Tag-Along Sale or Drag-Along Sale shall be paid from the total consideration for the Common Shares Transferred pursuant thereto, prior to the distribution of the net amount to the Tagging Persons or Drag-Along Stockholders, as the case may be;

(c)       each Tagging Person shall (i) make such representations, warranties and covenants and enter into such definitive agreements as are customary for transactions of the nature of the proposed Transfer, (ii) benefit from all of the same provisions of the definitive agreements as the Tag-Along Seller and (iii) be required to bear their proportionate share of any escrows, holdbacks or adjustments in purchase price; and

(d)      each Drag-Along Stockholder shall (i) make such representations, warranties and covenants and enter into such definitive agreements as are customary for transactions of the nature of the proposed Transfer; provided that no Drag-Along Stockholder shall be required to provide any representations or indemnities in connection with any Drag-Along Sale other than representations and indemnities concerning such Drag-Along Stockholder’s title to the Common Shares free and clear of any encumbrances and authority, power and right to enter into and consummate the Transfer without contravention of any law or material agreement, (ii) benefit from all of the same provisions of the definitive agreements as the Drag-Along Seller, as the case may be, and (iii) be required to bear their proportionate share of any purchase price holdbacks or adjustments in purchase price.

ARTICLE 4

CERTAIN COVENANTS AND AGREEMENTS

Section 4.01. Confidentiality. Each Stockholder agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ Investment Advisers, directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made must be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) to the extent required to exercise any remedies or enforcement rights under this Agreement, (f) in accordance with Section 4.03, (g) with the consent of the Company, (h) to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section or (2) becomes available to the Stockholder on a nonconfidential basis from a source other than the Company or (i) to the extent such Information is received after the Termination Date. For the purposes of this Section, “Information” means all information received from the Company or any of its Subsidiaries relating to the Company or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Stockholder on a nonconfidential basis prior to disclosure by the Company or any of its Subsidiaries; provided that, in the case of information received from the Company or its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 4.02. Reports. Until the earlier of (i) the effective date of a Shelf Registration Statement or (ii) the Termination Date, the Company agrees to furnish to each Stockholder (other than a Competitor or Competitor Affiliate), for so long as such Stockholder owns any Common Shares:

(a)       within 90 days after the end of each fiscal year of the Company, an audited consolidated balance sheet of the Company and its Subsidiaries and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b)      within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)       concurrently with the delivery of (i) any certificate of a Financial Officer of the Company to lenders under any credit facility of the Company relating to (A) the occurrence of a default thereunder, (B) compliance with covenants thereunder or (C) changes in GAAP or in the application thereof or (ii) any certificate of the accounting firm that reported on the Company’s financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any default under any credit facility of the Company, a copy of such certificate;

(d)      within 10 Business Days after final approval thereof by the Board (but in any event no later than February 28 of each fiscal year of the Company), a budget of the Company and its Subsidiaries for such fiscal year, prepared to show information on a quarterly basis, and, to the extent all relevant internal approvals have been obtained, any significant revisions of such budget; and

(e)       any other Information, reasonably requested by any Stockholder, that is required for such Stockholder to effect a Transfer of Common Stock under Rule 144A(d)(4) of the Securities Act.

Section 4.03. Provision of Information to Prospective Transferee of Common Shares. Any Stockholder may (i) provide any Information, including without limitation the Information provided pursuant to Section 4.02 or (ii) request that the Company provide such Information (in which case the Company shall comply with such request), to any Person to whom such Stockholder is contemplating a Transfer of any Common Shares, provided that (x) neither the provision of such Information nor such Transfer would be in violation of the provisions of this Agreement, the Securities Act, or any other applicable securities or “blue sky” laws, (y) the Person to be provided such Information pursuant to this Section shall execute a confidentiality agreement containing provisions substantially the same as those in Section 4.01 and (z) no Information may be provided to a Competitor or Competitor Affiliate.

Section 4.04. Charter or Bylaw Provisions. (a)  Each Stockholder agrees to vote its Common Shares or execute proxies or written consents, as the case may be, to ensure that the Company’s certificate of incorporation and bylaws (i) facilitate, and do not at any time conflict with, any provision of this Agreement and (ii) permit each Stockholder to receive the benefits to which each such Stockholder is entitled under this Agreement.

(b)      The Company agrees that its certificate of incorporation shall at all times provide that Transfers that occur prior to the Termination Date not in accordance with this Agreement are void and of no effect.

Section 4.05. Conflicting Agreements. The Company and each Stockholder represents that it has not, and agrees that it shall not (a) enter into any agreement or arrangement of any kind with any Person with respect to its Common Shares inconsistent with the provisions of this Agreement or for the purpose or with the effect of denying or reducing the rights of any other Stockholder under this Agreement, or (b) act, for any reason, as a member of a group or in concert with any other Person in connection with the Transfer or voting of its Common Shares in any manner that is inconsistent with the provisions of this Agreement.

ARTICLE 5
MISCELLANEOUS

Section 5.01. Termination. This Agreement shall terminate upon the earlier of the date (i) on which the Company becomes a Public Company and (ii) of a Public Offering (the “Termination Date”). If the Termination Date occurs upon a Public Offering, the Termination Date shall be deemed to have occurred immediately prior to such Public Offering.

Section 5.02. Survival. Section 4.01 shall survive for one year after the Termination Date and Section 2.04 shall survive until all legends have been removed in accordance with the terms thereof.

Section 5.03. Binding Effect; Assignability; Benefit. (a)  This Agreement shall be binding upon and enforceable by each of the parties hereto pursuant to, and in accordance with, the Plan both before and after execution hereof by any such party and shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. The failure of any party to execute this Agreement shall not prevent them from exercising their rights under this Agreement, subject to their obligations under and the terms and conditions of this Agreement. Any Stockholder that Transfers all of its Common Shares in accordance with Article 2 shall cease to be bound by the terms hereof.

(b)      Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any Transfer of Common Shares or otherwise, except that any Person acquiring Common Shares from any Stockholder in a Transfer in compliance with this Agreement shall execute and deliver to the Company an agreement to be bound by the terms of this Agreement in the form of Exhibit D hereto, in accordance with Section 2.02, and shall thenceforth be a “Stockholder”.

(c)       Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs,

successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 5.04. Notices. All notices, requests and other communications (collectively, “Communications”) to any party shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, if to the Company, to:

McLeodusa Incorporated
6400 C Street SW
P.O. Box 3177
Cedar Rapids, IA 52406 3177
Facsimile:  (319) 790 7901
Attn:  James E. Thompson, Esq.

if to any Stockholder, to:

The address of such Stockholder listed on Schedule I, such Stockholder’s Joinder Agreement or such other address as provided by such Stockholder to the Company.

All Communications shall be deemed received on the earliest of (i) the date such Communication is sent by facsimile transmission, (ii) the date such Communication is delivered in person, (iii) the day after the date such Communication is placed in overnight mail with a national overnight courier service or (iv) three days after the date such Communication is mailed by certified or registered mail, in each case so long as such day is a Business Day. If such day is not a Business Day, any such Communication shall be deemed not to have been received until the next succeeding Business Day. Any Communication sent by facsimile transmission shall be confirmed by certified or registered mail, return receipt requested, posted within one Business Day, or by personal delivery, whether courier or otherwise, made within two Business Days after the date of such facsimile transmissions.

Any Person that becomes a Stockholder shall provide its address and fax number to the Company, which shall, upon request, promptly provide such information to any Stockholder requesting such information.

Section 5.05. Waiver; Amendment. No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective. No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by the Company with approval of (i) a majority of the Board and (ii) Stockholders holding at least two-thirds of the then outstanding Common Shares.

Section 5.06. Fees and Expenses. Except as may be otherwise provided herein or in any other agreement between or among any parties hereto, the fees and expenses incurred by any Stockholder in connection with this Agreement, any amendment or waiver hereof and the transactions contemplated hereby and all matters related hereto shall be paid by such Stockholder, except the Company shall pay all fees and expenses of one counsel for all Stockholders (selected by Stockholders holding the majority of the Common Shares held by all Stockholders) in connection with any amendment or waiver of this Agreement or any transactions related thereto.

Section 5.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of laws rules of such state.

Section 5.08. Jurisdiction. The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any case of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 5.04 shall be deemed effective service of process on such party.

Section 5.09. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.10. Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 5.11. Effectiveness. This Agreement shall become effective upon the Effective Date.

Section 5.12. Entire Agreement. This Agreement and the Registration Rights Agreement constitute the entire agreement among the parties hereto and supersede all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter hereof and thereof.

Section 5.13. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

MCLEODUSA INCORPORATED

By:	/s/ James E. Thompson
	Name:	James Thompson
	Title:	Group VP, General Counsel & Secretary

20

STOCKHOLDER:

NAME OF INSTITUTION:

Aeries Finance - II Ltd.
as a Stockholder

By: Patriarch Partners X, LLC,
its Managing Agent

By:	/s/ Lynn Tilton
Name: Lynn Tilton
Title: Manager

STOCKHOLDER:

Jefferies Partners Opportunity Fund II, LLC
as a Stockholder

By:	/s/ Robert J. Welch
Name: Robert J. Welch
Title: Chief Financial Officer

STOCKHOLDER:

Jefferies Partners Opportunity Fund, LLC
as a Stockholder

By:	/s/ Robert J. Welch
Name: Robert J. Welch
Title: Chief Financial Officer

STOCKHOLDER:

Jefferies Employees Opportunity Fund, LLC
as a Stockholder

By:	/s/ Robert J. Welch
Name: Robert J. Welch
Title: Chief Financial Officer

STOCKHOLDER:

Jefferies & Company, Inc.
as a Stockholder

By:	/s/ Robert J. Welch
Name: Robert J. Welch
Title: Senior Vice President

STOCKHOLDER:

NAME OF INSTITUTION:

McLeod Depository Corp,
as a Stockholder

By:	/s/ Susan E Atkins
Name: Susan E. Atkins
Title: President

STOCKHOLDER:

NAME OF INSTITUTION:

3V Capital Master Fund Ltd,
as a Stockholder

By:	/s/ [ILLEGIBLE]
Name:
Title:

STOCKHOLDER:

NAME OF INSTITUTION:

Kennett Capital,
as a Stockholder

By:	/s/ Chris Goergen
Name: CHRIS GOERGEN
Title: Authorized Signatory

By:	/s/ Charles D. Mires
Name: CHARLES D. MIRES
Title: Authorized Signatory

STOCKHOLDER:

NAME OF INSTITUTION:

AIMCO CDO, Series 2000-A,
as a Stockholder

By:	/s/ Chris Goergen
Name: CHRIS GOERGEN
Title: Authorized Signatory

By:	/s/ Charles D. Mires
Name: CHARLES D. MIRES
Title: Authorized Signatory

STOCKHOLDER:

NAME OF INSTITUTION:

Banc of America Strategic Solutions, Inc.,
as a Stockholder

By:	/s/ Joshua Podietz
Name: Joshua Podietz
Title: Vice President

STOCKHOLDER:

NAME OF INSTITUTION:

BANC OF AMERICA SECURITIES LLC,
as a Stockholder

By:	/s/ Jonathan M. Barnes
Name: Jonathan M. Barnes
Title: Associate

STOCKHOLDER:

NAME OF INSTITUTION:

/s/ Bayerische Hypo-und Vereinsbank AG, New York Branch
as a Stockholder

By:	/s/ Salvatore Esposito
Name: Salvatore Esposito
Title: Managing Director

STOCKHOLDER:

NAME OF INSTITUTION:

Bear Stearns & Co. Inc.,
as a Stockholder

By:	/s/ JOHN E. McDermott
Name: JOHN E. McDermott
Title: SENIOR MANAGING DIRECTOR

STOCKHOLDER:

NAME OF INSTITUTION:

CREDIT SUISSE FIRST BOSTON INTERNATIONAL,
as a Stockholder

By:	/s/ Irina Borisova
Name: Irina Borisova
Title: Vice President

/s/ Lincoln Burkitt
Lincoln Burkitt
Vice President
OTC Derivative Support Group

STOCKHOLDER:

NAME OF INSTITUTION:

Credit Suisse, acting through its Cayman Branch,
as a Stockholder

By:	/s/ Didier Siffer		/s/ CAROL FLATON
	Name:	Didier Siffer	CAROL FLATON
	Title:	Director	MANAGING DIRECTOR

STOCKHOLDER:

NAME OF INSTITUTION:

CypressTree Investment Partners I, Ltd.,
By: CypressTree Investment Management Company, Inc.,
as Portfolio Manager.

By:	/s/ Robert Weeden
Name: Robert Weeden
Title: Managing Director

STOCKHOLDER:

NAME OF INSTITUTION:

SIMSBURY CLO, LIMITED,
as a Stockholder

By: Babson Capital Management LLC
Under delegated authority from
Massachusetts Mutual Life Insurance
Company as Collateral Manager

By:	/s/ David P. Wells
	Name:	David P. Wells, CFA
	Title:	Managing Director

STOCKHOLDER:

NAME OF INSTITUTION:

By:	Commonwealth of Massachusetts Pension Reserves
Investment Management Board,
as a Stockholder

By:	/s/ Geoffrey W. Johnson
Name:
Title:

By:	Fidelity Management Trust Company as Investment Manager

STOCKHOLDER:

NAME OF INSTITUTION:

Fidelity Advisor Series I: Fidelity Advisor
Leveraged Company Stock Fund,
as a Stockholder

By:	/s/ John H. Costello
Name: John H. Costello
Title: Assistant Treasurer

STOCKHOLDER:

NAME OF INSTITUTION:

Fidelity Advisor Series II: Fidelity Advisor
High Income Advantage,
as a Stockholder

By:	/s/ John H. Costello
Name: John H. Costello
Title: Assistant Treasurer

STOCKHOLDER:

NAME OF INSTITUTION:

Fidelity Securities Fund:
Fidelity Leveraged Company Stock Fund,
as a Stockholder

By:	/s/ John H. Costello
Name: John H. Costello
Title: Assistant Treasurer

STOCKHOLDER:

NAME OF INSTITUTION:

By:	Pension Investment Committee of General Motors for General Motors Employees Domestic Group
Pension Trust,
as a Stockholder

By:	/s/ Geoffrey W. Johnson
Name:
Title:

By:	Fidelity Management Trust Company as Investment Manager

STOCKHOLDER:

ML CLO XII PILGRIM AMERICA
(CAYMAN) LTD,
By:	ING Investments, LLC
as its investment manager

By:
Name:
Title:

as a Stockholder

By:	/s/ Robert Wilson
Name: Robert Wilson
Title: Senior Vice President

STOCKHOLDER:

NAME OF INSTITUTION:

KS Capital Partners L.P.
as a Stockholder

By:	/s/ Jack Swain
Name: Jack Swain
Title: General Partner

STOCKHOLDER:

NAME OF INSTITUTION:

KS International, Inc,
as a Stockholder

By:	Jack Swain
Name: Jack Swain
Title: General Partner

STOCKHOLDER:

NAME OF INSTITUTION:

MERRILL LYNCH CREDIT PRODUCTS, LLC,
as a Stockholder

By:	/s/ Pierre Batrouni
Name:
Title: PIERRE BATROUNI VICE PRESIDENT

STOCKHOLDER:

NAME OF INSTITUTION:

ODYSSEY AMERICA REINSURANCE CORPORATION
as a Stockholder

By:	/s/ Donald L. Smith
Name: Donald L. Smith
Title: Senior Vice President

STOCKHOLDER:

NAME OF INSTITUTION:
Sequils-Centurion V, Ltd. By: RiverSource Investments, LLC as Collateral Manager,
as a Stockholder

By:	/s/ Vincent Pham
Name: Vincent Pham
Title: Director - Operations

STOCKHOLDER:

NAME OF INSTITUTION:
Centurion CDO II, Ltd. By: RiverSource Investments, LLC as Collateral Manager,
as a Stockholder

By:	/s/ Vincent Pham
Name: Vincent Pham
Title: Director - Operations

STOCKHOLDER:

NAME OF INSTITUTION:

JP Morgan Chase Bank, N.A.,
as a Stockholder

By:	/s/ Andrew Opel
Name:
Title: ANDREW OPEL AUTHORIZED SIGNATORY

STOCKHOLDER:

NAME OF INSTITUTION:

Seneca CBO II, L.P,
as a Stockholder

By:	/s/ Thomas Haag
Name: Thomas Haag
Title: PM

STOCKHOLDER:

NAME OF INSTITUTION:

Seneco CBO III, Limited,
as a Stockholder

By:	/s/ Thomas Haag
	Name:	Thomas Haag
	Title:	PM

STOCKHOLDER:

NAME OF INSTITUTION:

SOL LOAN FUNDING LLC,
as a Stockholder

By:	/s/ MIKUS N. KINS
	Name:	MIKUS N. KINS
	Title:	Attorney-in-fact

STOCKHOLDER:

NAME OF INSTITUTION:
Strategic Value Master Fund, Ltd.
By:		Strategic Value Partners, LLC
Its Investment Advisor
as a Stockholder

By:	/s/ Vivianne Hernandez
	Name:	Vivianne Hernandez
	Title:	Authorized Signatory

STOCKHOLDER:

NAME OF INSTITUTION:

Textron Financial Corporation
as a Stockholder

By:	/s/ Matthew J. Colgan
	Name:	Matthew J. Colgan
	Title:	Senior Vice President

STOCKHOLDER:

NAME OF INSTITUTION:

Sapphire Special Opportunities Fund LLC,
as a Stockholder

By: /s/ Wazata Investment Partners LLC,
Its Manager

By:	/s/ Joseph M. Deignan
	Name:	Joseph M. Deignan
	Title:	Authorized Signatory

STOCKHOLDER:

NAME OF INSTITUTION:

Wayland Distressed Opportunities Fund I-C LLC,
as a Stockholder

By: /s/ Wayzata Investment Partners LLC,
Its Manager

By:	/s/ Joseph M. Deignan
	Name:	Joseph M. Deignan
	Title:	Authorized Signatory

STOCKHOLDER:

NAME OF INSTITUTION:

Wayland Distressed Opportunities Fund I-A LLC,
as a Stockholder

By: /s/ Wayzata Investment Partners LLC,
Its Manager

By:	/s/ Joseph M. Deignan
	Name:	Joseph M. Deignan
	Title:	Authorized Signatory

STOCKHOLDER:

NAME OF INSTITUTION:

Wayland Distressed Opportunities Fund I-B LLC,
as a Stockholder

By: /s/ Wayzata Investment Partners LLC,
Its Manager

By:	/s/ Joseph M. Deignan
	Name:	Joseph M. Deignan
	Title:	Authorized Signatory

STOCKHOLDER:

NAME OF INSTITUTION:

Wayland Recovery Fund LLC,
as a Stockholder

By: /s/ Wayzata Investment Partners LLC,
Its Manager

By:	/s/ Joseph M. Deignan
	Name:	Joseph M. Deignan
	Title:	Authorized Signatory

STOCKHOLDER:

NAME OF INSTITUTION:

Wayzata Recovery Fund LLC,
as a Stockholder

By: /s/ Wayzata Investment Partners LLC,
Its Manager

By:	/s/ Joseph M. Deignan
	Name:	Joseph M. Deignan
	Title:	Authorized Signatory

Schedule I

Stockholders

NAME, ADDRESS AND TIN	NUMBER OF SHARES

McLeod Depository Corp. Susan Atkins JP Morgan Chase Bank, N.A. 270 Park Avenue, 20th Floor New York, NY 10017 20-4057039	1,396,739

3V Capital Master Fund Ltd. Mark Focht Libertas Holdings LLC 1 Greenwich Office Park North Greenwich, CT 06831 98-0422169	402,735

Kennett Capital Inc. Tony Gallo Allstate Investment Mgmt. Co. 3075 Sanders Road., Suite G3B Northbrook, IL 60062 52-2145989	72,504

AIMCO CDO Series 2000-A Tony Gallo Allstate Investment Mgmt. Co. 3075 Sanders Road., Suite G3B Northbrook, IL 60062 Offshore Entity	72,504

Banc of America Strategic Solutions, Inc. Jason Cipriani Banc of America Strategic Solutions, Inc. 214 N. Tyron St., Floor 17 Charlotte, NC 28255 52-1710675	1,341,604

NAME, ADDRESS AND TIN	NUMBER OF SHARES

Banc of America Securities LLC Jon Barnes Banc of America Securities LLC 214 N. Tryon St. NC1-027-14-1 Charlotte, NC 28255 56-2058405	44,295

Calder & Co. Bank of Nova Scotia Attn: Stephen Levi 1 Liberty Place, Floor 23 New York, NY 10006 98-6000210	643,235

Bayerische Hypo-und Vereinsbank AG, New York Branch HVB Group Attn: Sal Espisito 150 E. 42nd Street New York, NY 10017 13-2774123	1,063,914

Bear, Stearns and Co. Inc. Bear Stearns Attn: Laura Tarrado 383 Madison Avenue, Floor 8 New York, NY 10179 13-3604093	834,727

NAME, ADDRESS AND TIN	NUMBER OF SHARES

Credit Suisse First Boston, International CSFB International Attn: Diane Richards/Melanie Harries 1 Cabot Square London E14 4QJ Offshore Entity	852,595

Credit Suisse, Cayman Islands Branch Ryan Delaney Credit Suisse, New York & Cayman Island Branches 11 Madison Avenue, Floor 10 New York, NY 10010 13-5015677	918,907

Cypress Tree Investment Partners I Cypress Tree Investment Management Attn: Damien Mount One Boston Place, Floor 16 Boston, MA 02108 Offshore Entity	174,009

Simsbury CLO, Limited JP Morgan Chase Bank 4 New York Plaza New York, NY 10004 Account C39900; FCC 10200733.3 Offshore Entity	72,504

Commonwealth of Massachusetts Pension Reserves Investment Management Board John Roche Operations Manager Fidelity Investments 82 Devonshire Street - Z1D Boston, MA 02109 04-3525740	484,779

NAME, ADDRESS AND TIN	NUMBER OF SHARES

Fidelity Advisor Series I: Fidelity Advisor Leveraged Company Stock Fund John Roche Operations Manager Fidelity Investments 82 Devonshire Street - Z1D Boston, MA 02109 04-3533877	149,007

Fidelity Advisor Series II: Fidelity Advisor High Income Advantage John Roche Operations Manager Fidelity Investments 82 Devonshire Street - Z1D Boston, MA 02109 04-2940573	4,914,174

Fidelity Securities Fund: Fidelity Leveraged Company Stock Fund John Roche Operations Manager Fidelity Investments 82 Devonshire Street - Z1D Boston, MA 02109 04-3533868	1,701,867

NAME, ADDRESS AND TIN	NUMBER OF SHARES

Pension Investment Committee of General Motors for General Motors Employees Domestic Group Pension Trust John Roche Operations Manager Fidelity Investments 82 Devonshire Street - Z1D Boston, MA 02109 New York, NY 10004 13-3160892	2,123,877

ML CLO XII Pilgrim America (Cayman) Ltd. ING Pilgrim Investments Attn: Brian Stevens 7337 East Doubletree Ranch Road Scottsdale, AZ 85258 Offshore Entity	116,006

Jefferies & Company, Inc. Jefferies & Company, Inc. Attn: Michael Egan Metro Center, One Station Place Stamford, CT 06902 95-2622900	818,956

Jefferies Employees Opportunity Fund Jefferies & Company, Inc. Attn: Michael Egan Metro Center, One Station Place Stamford, CT 06902 06-1567019	159,242

Jefferies Partners Opportunity Fund II Jefferies & Company, Inc. Attn: Michael Egan Metro Center, One Station Place Stamford, CT 06902 95-4736081	545,971

NAME, ADDRESS AND TIN	NUMBER OF SHARES

Jefferies Partners Opportunity Fund Jefferies & Company, Inc. Attn: Michael Egan Metro Center, One Station Place Stamford, CT 06902 95-4714499	750,710

KS Capital Partners, LP Mike Jemal KS Capital Partners, LP 11 W. 42nd St., 30th Floor New York, NY 10036 22-3003767	112,824

KS International, Inc. Mike Jemal KS International, Inc. 11 W. 42nd St., 30th Floor New York, NY 10036 Offshore Entity	47,600

NAME, ADDRESS AND TIN	NUMBER OF SHARES

Merrill Lynch Credit Products LLC Merrill Lynch Credit Products LLC Attn: Brian Wilson 4 World Financial Center, Floor 22 New York, NY 10080 56-2313907	153,562

Odyssey America Reinsurance Corporation Bank of New York 1 Wall Street, 2nd Floor Window New York, NY 10286 Attn: Michael Antwi 47-0698507 For Account #357620 Odyssey America RE Corp.	1,804,369

Aeries Finance-II Ltd. Aeries Finance-II Ltd. c/o U.S. Bank Corporate Trust Services One Federal Street, 3rd Floor Boston, MA 02110 FCC: Aeries Finance-II Ltd. Attn: Jon Warn Offshore Entity	14,501

Centurion CDO II, Ltd. RiverSource Investments, LLC Attn: Robin Stancil 100 N. Sepulveda Blvd., Suite 650 El Segundo, CA 90245 13-6062541	43,502

SEQUILS Centurion V, Ltd. Chase Manhattan Bank Account G-72953 4 New York Plaza, Ground Floor New York, NY 10004 Offshore Entity	43,502

NAME, ADDRESS AND TIN	NUMBER OF SHARES

JP Morgan Chase Bank, N.A. Andrew Faherty JP Morgan Chase Bank, N.A. 270 Park Avenue, 17th Floor New York, NY 10017 13-4994650	1,438,224

Seneca CBO II L.P. Rene Vielmas Seneca CBO II L.P. 600 Travis St., Floor 4 Houston, TX 77002 Offshore Entity	145,007

Seneca CBO III, Limited Rene Vielmas Seneca CBO III, Limited 600 Travis St., Floor 4 Houston, TX 77002 Offshore Entity	145,007

SOL Loan Funding LLC LaSalle Bank N.A., as Collateral Administrator 135 S. LaSalle St., Suite 1511 Chicago, IL 60603 Attn: CDO Trust Services-Mikas Kins 13-5266470	508,551

Strategic Value Master Fund, Ltd. Mark Dicintio Strategic Value Master Fund, Ltd. 80 Field Point Rd. Greenwich, CT 06830 76-0707813	22,147

NAME, ADDRESS AND TIN	NUMBER OF SHARES

Textron Financial Corporation Don Henderson Textrou Financial Corporation 40 Westminster St. Providence, RI 02903 05-6008768	437,665

Sapphire Special Opportunities Fund, LLC Wayzata Investment Partners LLC Attn: Susan D. Peterson 701 East Lake St., Suite 300 Wayzata, MN 55391 22-3895790	1,126,953

Wayland Distressed Opportunities Fund I-C LLC Wayzata Investment Partners LLC Attn: Susan D. Peterson 701 East Lake St., Suite 300 Wayzata, MN 55391 20-0984128	1,423,601

Wayland Distressed Opportunities Fund I-A, LLC Wayzata Investment Partners LLC Attn: Susan D. Peterson 701 East Lake St., Suite 300 Wayzata, MN 55391 11-3693643	268,933

NAME, ADDRESS AND TIN	NUMBER OF SHARES

Wayland Distressed Opportunities Fund I-B, LLC Wayzata Investment Partners LLC Attn: Susan D. Peterson 701 East Lake St., Suite 300 Wayzata, MN 55391 33-1086190	246,786

Wayland Recovery Fund, LLC Wayzata Investment Partners LLC Attn: Susan D. Peterson 701 East Lake St., Suite 300 Wayzata, MN 55391 22-3875940	1,114,579

WAYZATA RECOVERY FUND LLC Wayzata Investment Partners LLC Attn: Susan D. Peterson 701 East Lake St., Suite 300 Wayzata, MN 55391 20-1612509	1,247,826

Schedule II

Holders of Common Stock Who Are Not Competitor Affiliates

3V Capital Master Fund Ltd.
Aeries II Finance Ltd.
AIMCO CDO Series 2000-A
Alliance Capital Funding, L.L.C.
Andover Capital Offshore Partners LTD
Andover Capital Partners LP
Ares III CLO Ltd.
Ares IV CLO Ltd.
Ares V CLO Ltd
Ares Leveraged Investment Fund II, L.P.
Bank of America Strategic Solutions, Inc.
Bank of America, N.A.
Bank of Nova Scotia
Bayerische Hypo-und Vereinsbank AG - New York
Bear Stearns and Co. Inc.
Centurion CDO II, Ltd.
Citigroup Financial Products Inc. fka SB Hld Co
Commonwealth of Massachusetts Pension Reserves Investment Management Board
Credit Suisse First Boston International
Credit Suisse First Boston, New York and Cayman Branch
CypressTree Investment Partners I
D.K. Acquisition Partners, L.P.
Fidelity Advisor Series I: Fidelity Advisor Leveraged Company Stock Fund
Fidelity Advisor Series II: Fidelity Advisor High Income Advantage Fund
Fidelity Securities Fund: Fidelity Leveraged Company Stock Fund
Goldman Sachs Credit Partners L.P.
Jefferies & Company Inc.
Jefferies Employees Opportunity Fund LLC
Jefferies Partners Opportunity Fund LLC
Jefferies Partners Opportunity Fund II LLC
JPMorgan Chase Bank, N.A.
Kennett Capital Inc.
KS Capital Partners, LP
KS International, Inc.
Madison Avenue CDO I Ltd.
Merrill Lynch Credit Products LLC
Millenium Partners LP
ML CLO XII Pilgrim America (Cayman)
New Alliance Global CDO, Ltd.
Odyssey America Reinsurance Corporation
Pension Investment Committee of General Motors for General Motors Employees Domestic Group Pension Trust
Quantum Partners LDC
Royalton Company
Sapphire Special Opportunities Fund LLC
Seneca CBO II L.P.

Seneca CBO III, Limited
SEQUILS Centurion V, Ltd.
Simsbury CLO, Limited
SOL Loan Funding LLC
Strategic Value Master Fund, Ltd.
Textron Financial Corporation
Wayland Distressed Opportunities Fund I-A LLC
Wayland Distressed Opportunities Fund I-B LLC
Wayland Distressed Opportunities Fund I-C LLC
Wayland Investment Fund II
Wayland Recovery Fund
Wayzata Recovery Fund LLC

EXHIBIT A

TAG-ALONG NOTICE

This Tag-Along Notice (this “Tag-Along Notice”) is made as of the date written below by the undersigned (the “Tag-Along Seller”) in accordance with the Stockholders Agreement dated as of                     , 200   (the “Stockholders Agreement”) among McLeodUSA Incorporated and the holders of Common Stock listed on Schedule 1 thereto, as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Stockholders Agreement.

The undersigned Tag-Along Seller proposes to Transfer Common Shares pursuant to a Tag-Along Sale (the “Tag-Along Sale”). The terms and conditions of the Tag-Along Sale are as follows:

Number of Common Shares proposed to be Transferred in the Tag-Along Sale:

Consideration to be received by Stockholders pursuant to the Tag-Along Sale:

All other material terms and conditions of the Tag-Along Sale:

The form of proposed agreement, if any, and a firm offer by the proposed Transferee to purchase Common Shares from the Stockholders in accordance with the Stockholders Agreement are attached hereto.

If you choose to exercise your Tag-Along Right in accordance with the Stockholders Agreement, you may send your Tag-Along Response Notice to the undersigned Tag-Along Seller at the following address:

IN WITNESS WHEREOF, the undersigned has executed this Tag-Along Notice as of the date written below.

Date:                        ,

[NAME OF TAG-ALONG SELLER]

By:
Name:
Title:

EXHIBIT B

TAG-ALONG RESPONSE NOTICE

This Tag-Along Response Notice (this “Tag-Along Response Notice”) is made as of the date written below by the undersigned (the “Tagging Person”) in accordance with the Stockholders Agreement dated as of                  , 200   (the “Stockholders Agreement”) among McLeodUSA Incorporated and the holders of Common Stock listed on Schedule 1 thereto, as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Stockholders Agreement.

In response to the Tag-Along Notice delivered by                               (the “Tagging Seller”) on or about                     , 200  , regarding a proposed Tag-Along Sale (the “Tag-Along Sale”), the undersigned Tagging Person hereby requests that such Tagging Seller include     % of the undersigned Tagging Person’s Tag-Along Portion, in accordance with the Stockholders Agreement.

Please pay or deliver the undersigned Tagging Person’s pro rata portion of the total consideration Transferred pursuant to the Tag-Along Sale (net of any fees and expenses in accordance with the Stockholders Agreement), in accordance with the Stockholders Agreement, as follows:

IN WITNESS WHEREOF, the undersigned has executed this Tag-Along Response Notice as of the date written below.

Date:                        ,

[NAME OF TAGGING PERSON]

By:
Name:
Title:

EXHIBIT C

DRAG-ALONG SALE NOTICE

This Drag-Along Sale Notice (this “Drag-Along Sale Notice”) is made as of the date written below by the undersigned (the “Drag-Along Seller”) in accordance with the Stockholders Agreement dated as of                   , 200   (the “Stockholders Agreement”) among McLeodUSA Incorporated and the holders of Common Stock listed on Schedule 1 thereto, as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Stockholders Agreement.

The undersigned Drag-Along Seller proposes to Transfer Common Shares pursuant to a Drag-Along Sale. The terms and conditions of such Drag-Along Sale are as follows:

Transferee:

Consideration to be received by Stockholders pursuant to the Drag-Along Sale:

All other material terms and conditions of the Drag-Along Sale:

IN WITNESS WHEREOF, the undersigned has executed this Drag-Along Notice as of the date written below.

Date:                         ,

[NAME OF DRAG-ALONG SELLER]

By:
Name:
Title:

EXHIBIT D

JOINDER TO STOCKHOLDERS AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Stockholders Agreement dated as of                 , 200   (the “Stockholders Agreement”) among McLeodUSA Incorporated and the holders of Common Stock listed on Schedule 1 thereto, as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Stockholders Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Stockholders Agreement as of the date hereof and shall have all of the rights and obligations of a “Stockholder” thereunder as if it had executed the Stockholders Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholders Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date:                          ,

[NAME OF JOINING PARTY]

By:
Name:
Title:

Address for Notices: